Exhibit 8(mmm)(1)
AMENDMENT NO. 2 TO
PARTICIPATION AGREEMENT AMONG
TRANSAMERICA SERIES TRUST,
TRANSAMERICA CAPITAL, INC., AND
MERRILL LYNCH LIFE INSURANCE COMPANY
          The Participation Agreement, dated October 20, 2008 (“Agreement”) among Transamerica Series Trust (the “Trust”), Transamerica Capital, Inc. (the “Distributor”), and Merrill Lynch Life Insurance Company (the “Insurance Company”) is hereby amended as of May 1, 2010 as follows:
1.	Schedule C of the Agreement is deleted in its entirety and replaced with the following Amended Schedule C:
AMENDED SCHEDULE C
Portfolios
Service Class Shares
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Convertible Securities VP
Transamerica Growth Opportunities VP
Transamerica Diversified Equity VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Large Cap Core VP
Transamerica PIMCO Total Return VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica U.S. Government Securities VP
Transamerica WMC Diversified Growth VP
          All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
          IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2010.

TRANSAMERICA SERIES TRUST		TRANSAMERICA CAPITAL, INC.

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Brenda L. Smith
	Christopher A. Staples		Brenda L. Smith
	Title: Chief Investment Officer and Vice President		Title: Assistant Vice President
MERRILL LYNCH LIFE INSURANCE COMPANY
By its authorized officer,

By:	/s/ Arthur D. Woods
Arthur D. Woods
	Title:	Vice President